UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2017

AZURRX BIOPHARMA, INC.

Delaware	001-37853	46-4993860
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

760 Parkside Avenue Downstate Biotechnology Incubator, Suite 304 Brooklyn, New York		11226
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 699-7855
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

NOT APPLICABLE
(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07             Submission of Matters to a Vote of Security Holders.

On November 28, 2017, AzurRx BioPharma, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The matters voted upon at the Annual Meeting and the results of the voting are set forth below.

Proposal No. 1- Election of Directors
	For	Withheld	Not Voted
Johan (Thijs) Spoor	6,339,973	77,209	1,038,377
Maged Shenouda	6,339,973	77,209	1,038,377
Edward J. Borkowski	5,012,118	1,405,064	1,038,377
Alastair Riddell	6,339,973	77,209	1,038,377
Charles J. Casamento	6,339,973	77,209	1,038,377
Vern Lee Schramm, PhD.	6,339,973	77,209	1,038,377

The Company’s Directors are elected by a plurality of the votes cast. Accordingly, each of the nominees named above was elected to serve on the Company’s Board of Directors until the 2018 annual meeting of stockholders, or until their successors are elected and qualified.

Proposal No. 2- Ratification of the Appointment of Mazars USA LLP as the Company’s Independent Auditors for the Fiscal Year Ending December 31, 2017.

For	Against	Abstain
7,419,757	2,968	32,834

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast at the Annual Meeting. Accordingly, stockholders ratified the appointment of Mazars USA LLP, formerly WeiserMazars, as the Company’s registered public accounting firm auditors for the fiscal year ending December 31, 2017.

For more information about the foregoing proposals, please review the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on October 20, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AzurRx BioPharma, Inc.
Date:  December 1, 2017

By:	/s/ Johan M. Spoor

Name: Johan M. Spoor
Title: Chief Executive Officer